FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                          THE CINTRA SELECT FUND, INC.
 (Exact name of registrant as specified in its charter)


  Maryland                               43-2012485

  (State of incorporation)               (I.R.S. Employer Identification No.)


  1725 I Street, N.W.
  Suite 300
  Washington, D.C.                                         20006
  (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

Common Stock, nominal               American Stock Exchange
 value $0.001 per share


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]


Securities  Act  registration  statement file number to which this form relates:
333-96821

Securities to be registered pursuant to Section 12(g) of the Act:       None





         Information required in registration statement


Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to Registrant's registration statement on Form N-2, filed on July 19, 2002 (File No. 333-96821); Pre-Effective Amendment No. 1 thereto, filed on October 2, 2002; Pre-Effective Amendment No. 2 thereto, filed on June 6, 2003; Pre-Effective Amendment No. 3 thereto, filed on September 30, 2003; and Pre-Effective Amendment No. 4 thereto, filed on October 23, 2003.

Item 2. Exhibits.

                None
                                                               Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Washington, District of Columbia on the 24th day of October, 2003.


                                      THE CINTRA SELECT FUND, INC.


                                      By: /s/ J. Mitchell Reese
                                             J. Mitchell Reese
                                             President